        COMMON STOCK                                    COMMON STOCK

        INCORPORATED UNDER THE LAWS
                 OF INDIANA


  NUMBER                        [LOGO]                                    SHARES
IIN

                                                        CUSIP 450911 10 2
                                                        SEE LEGEND ON REVERSE


                              ITT INDUSTRIES, INC.


        This Certifies that


                                    SPECIMEN

IIN                                                                        IIN
        is the owner of


                              CERTIFICATE OF STOCK

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

ITT Industries, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

          Witness the signatures of the duly authorized officers.


          DATED:
                                                /s/  Gwenn L. Carr

          COUNTERSIGNED AND REGISTERED:      VICE PRESIDENT AND CORPORATE
                                                  SECRETARY

             THE BANK OF NEW YORK

         BY                   TRANSFER AGENT
                               AND REGISTRAR
            /s/ William J. Skinner                  /s/  D. Travis Engen

                       AUTHORIZED SIGNATURE        CHAIRMAN, PRESIDENT AND CHIEF
                                                         EXECUTIVE OFFICER

American
Banknote
Company
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        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of November 1, 1995, as it may be amended from time to time (the "Rights Agreement"), between ITT Indiana, Inc., to be renamed ITT Industries, Inc. (the "Company"), and The Bank of New York, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common   GIFT MIN ACT -- ______ Custodian _______ Under
TEN ENT -- as tenants by the                       (Cust)          (Minor)
           entireties                      the _________ Transfers to Minors Act
JT TEN  -- as joint tenants with                (State)
           right of survivorship
           and not as tenants
           in common
    Additional abbreviations may also be used though not in the above list.


For value received, _____________ hereby will, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
 ____________________________________
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|____________________________________|

____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

____________________________________________________________________________

____________________________________________________________________________

_____________________________________________________________ common shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________


________________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program Approved by the Securities Transfer Association, Inc.